EXHIBIT 99

1. Stagg Capital Group LLC ("Management") is the successor to 3V Capital Management LLC, which filed the original Form 3 with respect to the securities reported. Following conversion of the Notes as discussed in note 2 below, an institutional managed account for which Management serves as investment manager (the "Managed Account") transferred the 2,198,729 shares of Common Stock it held directly to an offshore private investment account for which Management serves as investment manager (the "Offshore Account"), which holds the 4,397,458 shares of Common Stock reported directly. The filing of this Form 4 shall not be construed as an admission that (i) Management or (ii) Scott A. Stagg is or was, for the purposes of Section 16(a) of the Securities Exchange Act of 1934, as amended, the beneficial owner of the Notes (defined below) or the shares of common stock, par value $0.0001 (the "Common Stock"), of Nephros Inc. (the "Issuer") held at any time by the Offshore Account or the Managed Account. Pursuant to Rule 16a-1, Management and Mr. Stagg disclaim such beneficial ownership.

2. These transactions reflect the conversion of a Series B 10% Secured Convertible Note due 2008 of the Issuer, in the original principal amount of $1,528,846.15, together with $23,456.27 in accrued interest at the time of conversion (the "Offshore Account Note"), held by the Offshore Account, into 2,198,729 shares of Common Stock and another Series B Note, in the original principal amount of $1,528,846.15, together with $23,456.27 in accrued interest at the time of conversion (the "Managed Account Note" and, together with the Offshore Account Note, the "Notes"), held by the Managed Account, into 2,198,729 shares of Common Stock.

3. The amount reported was the conversion price used to determine the number of shares of Common Stock issuable upon the conversion of the Notes.

4. The Notes automatically converted on the twenty-first (21st) day after the Issuer sent or gave its stockholders a definitive Schedule 14C information statement relating to certain actions taken by stockholders of the Issuer by written consent.

5. The maturity date of the Notes prior to their conversion was September 25, 2008.

Stagg Capital Group LLC


By: /s/ Scott A. Stagg                                         5/08/2008
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Name:  Scott A. Stagg                                            Date
Title: Managing Member


By: /s/ Scott A. Stagg                                         5/08/2008
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Name:  Scott A. Stagg                                            Date